UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2005 (June 2, 2005)

                            Alamosa Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32357	75-2890997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

                5225 S. Loop 289, Lubbock, Texas, 79424

(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (806) 722-1100

                                                Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 2, 2005, at the 2005 annual meeting of stockholders of Alamosa Holdings, Inc. ("Alamosa"), Alamosa's stockholders approved amendments to Alamosa's Third Amended and Restated Employee Stock Purchase Plan (the "ESPP") and Amended and Restated 1999 Long-Term Incentive Plan (the "LTIP").

The amendment to the ESPP (a) increased the number of shares of Alamosa's common stock authorized for issuance under the ESPP by 400,000 shares, from 3,900,000 shares to 4,300,000 shares, and (b) increased the number of shares of Alamosa's common stock added to the ESPP each fiscal year from 200,000 shares to 400,000 shares. A copy of the ESPP is attached as Exhibit 10.1 and is incorporated herein by reference. The description of the amendment to the ESPP set forth above is qualified in its entirety by reference to the ESPP.

The LTIP was amended to include specified performance goals upon which the vesting and payment of awards, such as restricted stock awards, may be made contingent. As a result of the amendment, awards under the LTIP may be subject to the following performance goals: (a) earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items; (b) earnings or book value per share (basic or diluted); (c) earnings from continuing operations; (d) economic value added (net operating profit after taxes less the cost of capital); (e) net subscriber additions or gross additions per covered population; (f) annual revenue per user; (g) cash cost per user; (h) churn; (i) net additions; (j) number of subscribers; (k) revenue or net sales; (l) pre-tax income or after-tax income; (m) net income or net income excluding amortization or impairment of intangible assets, or goodwill; (n) return on assets (gross or net), return on investment, return on capital, return on sales, or return on equity; (o) cash flow, pre-financing cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital; (p) gross margin, operating margin or profit margin; (q) operating expenses; (r) stock price or total stockholder return; (s) cost targets, reductions and savings, productivity and efficiencies; (t) completion or implementation of critical processes; or (u) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, information technologies and goals relating to divestitures, joint ventures and similar transactions.

Where applicable, performance goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion, and may be applied to one or more of Alamosa or a subsidiary of Alamosa, or a division or strategic business unit of Alamosa, all as determined by Alamosa's compensation committee. In addition, performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). A copy of the LTIP is attached as Exhibit 10.2 and is incorporated herein by reference. The description of the amendment to the LTIP set forth above is qualified in its entirety by reference to the LTIP.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Third Amended and Restated Employee Stock Purchase Plan
Exhibit 10.2	Amended and Restated 1999 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2005

ALAMOSA HOLDINGS, INC.

By:	/s/ Kendall W. Cowan Kendall W. Cowan Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Third Amended and Restated Employee Stock Purchase Plan
Exhibit 10.2	Amended and Restated 1999 Long-Term Incentive Plan